UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2026

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On June 26, 2026, the Board of Directors of Home Bancorp, Inc. approved the separation of the roles of Chief Executive Officer and President. Effective July 1, 2026, John W. Bordelon will continue to serve as Chief Executive Officer and Darren E. Guidry, the Company's Chief Risk Officer, was appointed President. In connection with his promotion, Mr. Guidry will relinquish the position of Chief Risk Officer of the Bank.

In connection with this leadership structure, the Chief Executive Officer will continue to oversee the Company’s overall strategy, capital planning and shareholder relations, and the President will assume responsibility for day-to-day operations and execution of the Company’s strategic priorities.

Darren E. Guidry, age 63, has served as Senior Executive Vice President and Chief Risk Officer for the Bank and the Company since October 2022 and prior thereto as Senior Executive Vice President and Chief Credit Officer for the Bank since October 2013 and Chief Lending Officer for the Bank since 1993. He has substantial experience in credit administration, enterprise risk management, and financial services operations.

In connection with Darren E. Guidry’s appointment as President, the Compensation Committee of the Board of Directors approved certain compensatory arrangements for Mr. Guidry, effective as of July 1, 2026. Pursuant to such arrangements, Mr. Guidry’s annual base salary was increased to $384,000. Mr. Guidry will continue to participate in all of the Company’s employee benefit plans, including its annual incentive bonus plan for executives. Other than the foregoing, there were no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Guidry is a party, or in which he participates, that was entered into or amended, in connection with his promotion and there are no family relationships between Mr. Guidry and any director or executive officer of the Company or the Bank. Additionally, neither the Company nor the Bank has entered into any transactions with Mr. Guidry that are reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the separation of Chief Executive Officer and President roles is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Home Bancorp, Inc. Press Release dated June 26, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: June 26, 2026	By:	/s/ John W. Bordelon
John W. Bordelon
Chairman of the Board, President and Chief Executive Officer